Exhibit 4.2

SERIES SUPPLEMENT

This SERIES SUPPLEMENT dated as of June 12, 2025 (this “Supplement”), by and among Kentucky Power Cost Recovery LLC, a limited liability company created under the laws of the State of Delaware (the “Issuer”), U.S. Bank Trust Company, National Association, a national banking association (“BANK”), in its capacity as indenture trustee (the “Indenture Trustee”), and U.S. Bank National Association, a national banking association, in its capacity as securities intermediary (the “Securities Intermediary”), for the benefit of the Secured Parties under the Indenture dated as of June 12, 2025 (the “Indenture”), by and among the Issuer, the Indenture Trustee and the Securities Intermediary.

PRELIMINARY STATEMENT

Section 9.01 of the Indenture provides, among other things, that the Issuer and the Indenture Trustee may at any time enter into an indenture supplemental to the Indenture for the purposes of authorizing the issuance by the Issuer of the Bonds and specifying the terms thereof. The Issuer has duly authorized the creation of the Bonds with an initial aggregate principal amount of $477,749,000 to be known as Kentucky Power Cost Recovery LLC Series 2025 Senior Secured Recovery Bonds (the “Bonds”), and the Issuer and the Indenture Trustee are executing and delivering this Supplement in order to provide for the Bonds.

All terms used in this Supplement that are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Supplement or the context clearly requires otherwise. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Supplement shall govern.

GRANTING CLAUSE

With respect to the Bonds, the Issuer hereby Grants to the Indenture Trustee, as Indenture Trustee for the benefit of the Secured Parties of the Bonds, all of the Issuer’s right, title and interest (whether now owned or hereafter acquired or arising) in and to the following (the “Collateral”):

(a) the Cost Recovery Property created under and pursuant to the Act and Financing Order, and transferred by the Seller to the Issuer pursuant to the Sale Agreement (including, to the fullest extent permitted by applicable law, the right to impose, bill, charge, collect, receive, and adjust Charges, the right to obtain periodic adjustments to the Charges, and all revenues, collections, claims, rights to payments, payments, moneys and proceeds arising from the rights and interests specified in the Financing Order);

(b) all Charges related to the Cost Recovery Property;

(c) the Sale Agreement and the Bill of Sale executed in connection therewith and all property and interests in property transferred under the Sale Agreement and the Bill of Sale with respect to the Cost Recovery Property and the Bonds;

(d) the Servicing Agreement, the Intercreditor Agreement, the Administration Agreement and any subservicing, agency, other intercreditor, administration or collection agreements executed in connection therewith, to the extent related to the Cost Recovery Property and the Bonds;

(e) the Collection Account, all subaccounts thereof and all amounts of cash, instruments, investment property or other assets on deposit therein or credited thereto from time to time and all Financial Assets;

(f) all rights to compel the Servicer to file for and obtain periodic adjustments to the Charges in accordance with the Act, the Financing Order, the Charge Rider and any Charge Rider Adjustments filed in connection therewith;

(g) all rights to compel performance by the Commission and the Commonwealth of Kentucky of their respective obligations or duties under the Act, the State Pledge and the Financing Order, including with respect to the guarantee of the Commission to implement the periodic adjustments to the Charges;

(h) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, whether such claims, demands, causes and choses in action constitute Cost Recovery Property, accounts, general intangibles, instruments, contract rights, chattel paper or proceeds of such items or any other form of property;

(i) all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letters of credit, letters-of-credit rights, money, commercial tort claims and supporting obligations related to the foregoing; and

(j) all payments on or under, and all proceeds in respect of, any or all of the foregoing;

provided that none of the following shall constitute any part of the Collateral:

(x) cash that has been released pursuant to Section 8.02(e)(xi) of the Indenture and, following retirement of all Outstanding Bonds, cash that has been released pursuant to Section 8.02(e)(xiii) of the Indenture;

(y) amounts deposited with the Issuer on the Closing Date, for payment of costs of issuance with respect to the Bonds (together with any interest earnings thereon); or

(z) proceeds from the sale of the Bonds required to pay (A) the purchase price for the Cost Recovery Property and paid pursuant to the Sale Agreement or (B) up-front Financing Costs in accordance with the Financing Order;

it being understood that such amounts described in clauses (x), (y) and (z) above shall not be subject to Section 3.17 of the Indenture. Any “securitized property” (as defined in the Act) created with respect to an Additional Series shall not be part of the Collateral.

The foregoing Grant is made in trust to secure the payment of principal of and premium, if any, interest on, and any other amounts owing in respect of, the Bonds and all fees, expenses, counsel fees and other amounts due and payable to the Indenture Trustee equally and ratably without prejudice, priority or distinction, except as expressly provided in the Indenture, to secure compliance with the provisions of the Indenture with respect to the Bonds, all as provided in the Indenture and to secure the performance by the Issuer of all of its obligations under the Indenture. The Indenture and this Series Supplement constitute a security agreement within the meaning of the Act and under the UCC to the extent that the provisions of the UCC are applicable hereto.

The Indenture Trustee, as indenture trustee on behalf of the Secured Parties of the Bonds, acknowledges such Grant and accepts the trusts under this Supplement and the Indenture in accordance with the provisions of this Supplement and the Indenture.

SECTION 1. Designation. The Bonds shall be designated generally as the Series 2025 Senior Secured Recovery Bonds.

SECTION 2. Initial Principal Amount; Bond Interest Rate; Scheduled Payment Date; Final Maturity Date. The Bonds shall have the initial principal amount, bear interest at the rates per annum (the “Bond Interest Rate”) and shall have the Scheduled Final Payment Dates and the Final Maturity Dates set forth below:

Bonds	Initial Principal Amount	Bond Interest Rate	Scheduled Final Payment Date	Final Maturity Date
A	$477,749,000	5.296%	9/1/2045	9/1/2047

The Bond Interest Rate shall be computed by the Issuer on the basis of a 360-day year of twelve 30-day months.

SECTION 3. Authentication Date; Payment Dates; Expected Amortization Schedule for Principal; Periodic Interest; No Premium; Other Terms.

(a) Authentication Date. The Bonds that are authenticated and delivered by the Indenture Trustee to or upon the order of the Issuer on June 12, 2025 (the “Closing Date”) shall have as their date of authentication June 12, 2025.

(b) Payment Dates. The Payment Dates for the Bonds are March 1 and September 1 of each year commencing on March 1, 2026, or, if any such date is not a Business Day, the next succeeding Business Day, commencing on March 1, 2026 (the “Initial Payment Date”) and continuing until the earlier of repayment of the Bonds in full and the Final Maturity Date.

(c) Expected Amortization Schedule for Principal. Unless an Event of Default shall have occurred and be continuing on each Payment Date, the Indenture Trustee shall distribute to the Holders of record as of the related Record Date amounts payable pursuant to Section 8.02(e) of the Indenture as principal to the holders of the Bonds, until the Outstanding Amount of the Bonds thereof has been reduced to zero; provided, however, that in no event shall a principal payment pursuant to this Section 3(c) on a Payment Date be greater than the amount necessary to reduce the Outstanding Amount of such Bonds to the amount specified in the Expected Amortization Schedule which is attached as Schedule A hereto for such Payment Date.

(d) Periodic Interest. Periodic Interest will be payable on the Bonds on each Payment Date in an amount equal to one-half of the product of (i) the applicable Bond Interest Rate and (ii) the Outstanding Amount of the Bonds as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the Holders of the Bonds on such preceding Payment Date; provided, however, that with respect to the Initial Payment Date, or, if no payment has yet been made, interest on the outstanding principal balance will accrue from and including the Closing Date to, but excluding, the following Payment Date.

(e) Book-Entry Bonds. The Bonds shall be Book-Entry Bonds and the applicable provisions of Section 2.11 of the Indenture shall apply to the Bonds.

(f) Waterfall Caps. The amount payable by the Issuer to the Indenture Trustee pursuant to Section 8.02(e)(i) shall not exceed $100,000 annually.

SECTION 4. Minimum Denominations. The Bonds shall be issuable in the Minimum Denomination and integral multiples of $1,000 in excess thereof.

SECTION 5. Certain Defined Terms. Article I of the Indenture provides that the meanings of certain defined terms used in the Indenture shall be as defined in Appendix A to the Indenture. Additionally, Article II of the Indenture provides certain terms will have the meanings specified in the related Supplement. With respect to the Bonds, the following definitions shall apply:

“Bond Interest Rate” has the meaning set forth in Section 2 of this Supplement.

“Initial Payment Date” has the meaning set forth in Section 3 of this Supplement.

“Minimum Denomination” shall mean $2,000, or integral multiples of $1,000 in excess thereof, except for one bond, which may be of a smaller denomination.

“Payment Date” has the meaning set forth in Section 3(b) of this Supplement.

“Periodic Interest” has the meaning set forth in Section 3(d) of this Supplement.

“Closing Date” has the meaning set forth in Section 3(a) of this Supplement.

SECTION 6. Delivery and Payment for the Bonds; Form of the Bonds. The Indenture Trustee shall deliver the Bonds to the Issuer when authenticated in accordance with Section 2.03 of the Indenture. The Bonds shall be in the form of Exhibit A to the Indenture.

SECTION 7. Ratification of Indenture. As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Supplement, shall be read, taken, and construed as one and the same instrument. This Supplement amends, modifies and supplements the Indenture only in so far as it relates to the Bonds.

SECTION 8. Counterparts. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. This Supplement may be electronically signed, that any digital or electronic signatures (including pdf, facsimile or electronically imaged signatures provided by DocuSign or any other digital signature provider as specified in writing to the Indenture Trustee) appearing on this Indenture are the same as handwritten signatures for the purposes of validity, enforceability and admissibility, and that delivery of any such electronic signature to, or a signed copy of, this Indenture may be made by facsimile, email or other electronic transmission.

SECTION 9. GOVERNING LAW; JURISDICTION.

(A) GOVERNING LAW. THIS SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND SECTIONS 9-301 THROUGH 9-306 OF THE NY UCC), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; PROVIDED THAT THE CREATION, ATTACHMENT AND PERFECTION OF ANY LIENS CREATED UNDER THE INDENTURE IN COST RECOVERY PROPERTY, AND ALL RIGHTS AND REMEDIES OF THE INDENTURE TRUSTEE, THE SECURITIES INTERMEDIARY AND THE HOLDERS WITH RESPECT TO THE COST RECOVERY PROPERTY, SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF KENTUCKY.

(B) SUBMISSION TO NON-EXCLUSIVE JURISDICTION. EACH OF THE ISSUER AND THE INDENTURE TRUSTEE, THE SECURITIES INTERMEDIARY AND EACH HOLDER (BY ITS ACCEPTANCE OF THE BONDS) HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY U.S. FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENT AND THE BONDS AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS RESPECTIVE PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE ISSUER, THE INDENTURE TRUSTEE, THE SECURITIES INTERMEDIARY AND EACH HOLDER (BY ITS ACCEPTANCE OF THE BONDS) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY.

SECTION 10. Issuer Obligation. No recourse may be taken directly or indirectly, by the Holders with respect to the obligations of the Issuer on the Bonds, under the Indenture or under this Supplement or any certificate or other writing delivered in connection herewith or therewith, against (i) any owner of a beneficial interest in the Issuer (including Kentucky Power) or (ii) any shareholder, partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee, the Managers or any owner of a beneficial interest in the Issuer (including Kentucky Power) in its individual capacity, or of any successor or assign of any of them in their respective individual or corporate capacities, except as any such Person may have expressly agreed. Each Holder by accepting a Bond specifically confirms the nonrecourse nature of these obligations, and waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Bonds.

SECTION 11. Indenture Trustee. The Indenture Trustee and the Securities Intermediary shall be entitled to the same rights, protections, privileges and indemnities under this Supplement to which they are entitled under the Indenture.

IN WITNESS WHEREOF, the Issuer, the Indenture Trustee and the Securities Intermediary have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

Kentucky Power Cost Recovery LLC, as Issuer

By:	/s/ Matthew D. Fransen
Name: Matthew D. Fransen
Title: Vice President and Treasurer

U.S. Bank Trust Company, National Association, as Indenture Trustee

By:	/s/ Matthew M. Smith
Name: Matthew M. Smith
Title: Vice President

U.S. Bank National Association, as Securities Intermediary

By:	/s/ Matthew M. Smith
Name: Matthew M. Smith
Title: Vice President

Signature Page to Series Supplement

SCHEDULE A

EXPECTED AMORTIZATION SCHEDULE

OUTSTANDING PRINCIPAL BALANCE

Semi-Annual Payment Date	Tranche A
Issuance Date	$477,749,000
3/1/2026	468,775,848
9/1/2026	461,767,534
3/1/2027	454,573,640
9/1/2027	447,189,252
3/1/2028	439,609,325
9/1/2028	431,828,682
3/1/2029	423,842,007
9/1/2029	415,643,845
3/1/2030	407,228,596
9/1/2030	398,590,511
3/1/2031	389,723,689
9/1/2031	380,622,074
3/1/2032	371,279,448
9/1/2032	361,689,429
3/1/2033	351,845,467
9/1/2033	341,740,837
3/1/2034	331,368,636
9/1/2034	320,721,779
3/1/2035	309,792,993
9/1/2035	298,574,813
3/1/2036	287,059,576
9/1/2036	275,239,415
3/1/2037	263,106,256
9/1/2037	250,651,811
3/1/2038	237,867,573
9/1/2038	224,744,808
3/1/2039	211,274,552
9/1/2039	197,447,604
3/1/2040	183,254,518
9/1/2040	168,685,599
3/1/2041	153,730,895
9/1/2041	138,380,191
3/1/2042	122,623,000
9/1/2042	106,448,559
3/1/2043	89,845,818
9/1/2043	72,803,437
3/1/2044	55,309,774
9/1/2044	37,352,878
3/1/2045	18,920,484
9/1/2045	—

(1)	Totals may not add up due to rounding.